Filed Pursuant to Rule 424(b)(5)
Registration Number 333-232041

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, no par value per share	14,835,000	$43.50	$645,322,500	$78,214

__________

(1)	Includes 1,935,000 shares of Class A common stock issuable upon exercise of the underwriters' option to purchase additional shares of Class A common stock.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 2019)
12,900,000 Shares
CLASS A COMMON STOCK

Smartsheet Inc. is offering 7,800,000 shares of its Class A common stock and the selling shareholders explicitly named in this prospectus supplement are offering 5,100,000 shares of Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of Class A common stock by the selling shareholders.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with regards to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 10 votes per share and is convertible into one share of Class A common stock. Outstanding shares of Class B common stock will represent approximately 75.7% of the voting power of our outstanding capital stock immediately following the closing of this offering, and outstanding shares of Class A common stock and Class B common stock held by our directors, executive officers and 5% shareholders, and their respective affiliates, will represent approximately 75.7% of the voting power of our capital stock immediately following the closing of this offering.

Our Class A common stock is listed on The New York Stock Exchange under the symbol “SMAR.” On June 11, 2019, the last reported sale price for our Class A common stock was $43.58 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements.

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

PRICE $ 43.50 A SHARE

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Smartsheet	Proceeds to Selling Shareholders
Per share	$43.50	$1.41375	$42.08625	$42.08625
Total	$561,150,000	$18,237,375	$328,272,750	$214,639,875
__________________
(1) See the section titled “Underwriters” for a description of the compensation payable to the underwriters.
We and the selling shareholders have granted the underwriters an option for a period of 30 days to purchase up to an aggregate of 1,935,000 additional shares of our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about June 14, 2019.

MORGAN STANLEY	J.P. MORGAN	JEFFERIES
WILLIAM BLAIR	SUNTRUST ROBINSON HUMPHREY	CANACCORD GENUITY
NEEDHAM & COMPANY	OPPENHEIMER & CO.	STEPHENS INC.	D.A. DAVIDSON & CO.
June 11 , 2019

Neither we, the selling shareholders, nor the underwriters have authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We, the selling shareholders, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT
On June 10, 2019, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became automatically effective upon filing. Under this shelf registration process, we or selling security holders may, from time to time, sell shares of our Class A common stock and other securities, of which this offering is a part.
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
We and the selling shareholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
In this prospectus supplement, unless the context otherwise requires, the terms “Smartsheet,” the “Company,” “we,” “us,” and “our” refer to Smartsheet Inc., a Washington corporation, and the term "selling shareholders" refers only to the selling shareholders named in the "Selling Shareholders" section of this prospectus supplement.
Smartsheet, the Smartsheet logo, and other registered or common law trade names, trademarks, or service marks of Smartsheet appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference are the property of Smartsheet. Trade names, trademarks, and service marks of other companies that are not owned by Smartsheet may appear in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not intend any use or display of other companies’ trade names, trademarks, or service marks in this prospectus to imply a relationship with, or endorsement or sponsorship of Smartsheet by, these other companies. For convenience, use of our trade names, trademarks, or service marks in this prospectus appear without the ™ and ® symbols, but the failure to use any such trade names, trademarks, or service marks herein does not indicate, in any way, that we will not assert our rights, or the rights of the applicable licensor, to these trade names, trademarks, and service marks.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, including “Risk Factors,” the financial statements and related notes, and the other information that we incorporate by reference herein and therein. Our fiscal year ends on January 31.
SMARTSHEET INC.
We empower everyone to improve how they work. We are a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes.
Smartsheet was founded in 2005 with a vision to build a universal application for work management that does not require coding capabilities. Our platform serves as a single source of truth across work processes and fosters accountability and engagement within teams, leading to more efficient decision-making and better business outcomes. Our platform provides a number of solutions that eliminate the obstacles to capturing information, including a familiar and intuitive spreadsheet interface as well as easily customizable forms. Our reporting and automation capabilities further increase speed by reducing time spent on administration and repetitive work. We make it easy for teams to apply business logic to automate repetitive actions using an extensive list of conditions. Business users, with little or no training, can configure and modify our platform to customize workflows to suit their needs. Our familiar and intuitive user interface and functionality allow users to realize the benefits of our platform without changing the behaviors developed using everyday productivity tools.
We deliver our cloud-based software platform through a subscription model. We have a digital sales model for self-service adoption through our website. We employ an efficient inside sales team that utilizes machine learning and lead scoring to respond to and convert other interested users within new and existing organizations. We also have a targeted field sales team dedicated to expanding our presence within existing enterprise relationships where we have identified significant opportunity for growth, and have developed reseller relationships to more efficiently reach international markets. This blended go-to-market model allows us to serve a larger, diverse user base without incurring excessive costs. The breadth of solutions we offer reflects the flexibility our users desire to purchase and use our platform in a way that most closely aligns with their needs and level of adoption.
Corporate Information
We were incorporated as Navigo Technologies, Inc. in Washington in June 2005. We changed our name to Smartsheet.com, Inc. in February 2006 and to Smartsheet Inc. in February 2017. Our principal executive offices are located at 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004. Our telephone number is (844) 324-2360. Our website address is www.smartsheet.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering; (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, the JOBS Act also provides that an emerging growth company can utilize extended transition periods for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, unless the company otherwise irrevocably elects not to avail itself of this exemption. While we have not made such an irrevocable election, we have not delayed the adoption of any applicable accounting standards.

THE OFFERING

Class A common stock offered by us	7,800,000 shares

Class A common stock offered by the selling shareholders	5,100,000 shares

Option to purchase additional shares of Class A common stock from us and the selling shareholders	1,935,000 shares

Class A common stock to be outstanding after this offering	87,079,772 shares (89,014,772 shares if the option to purchase additional shares is exercised in full)

Class B common stock to be outstanding after this offering	27,098,631 shares (26,388,631 shares if the option to purchase additional shares is exercised in full)

Total Class A common stock and Class B common stock to be outstanding after this offering	114,178,403 shares (115,403,403 shares if the option to purchase additional shares is exercised in full)

Use of proceeds
We estimate that we will receive net proceeds of approximately $327.5 million (or approximately $379.0 million if the underwriters exercise their option to purchase additional shares in full), based on the public offering price of $43.50 per share, after deducting the underwriter discounts and commissions and estimated offering expenses. We will not receive any proceeds from the sale of shares of our Class A common stock by the selling shareholders.

The principal purposes of this offering are to increase our capitalization, facilitate an orderly distribution of shares by the selling shareholders and increase our public float. While we have no specific plans at this time, we may use some of the proceeds that we will receive from this offering for working capital and other general corporate purposes, including expanding our headcount and funding our growth strategies to scale with our business through sales and marketing activities, technology and product development, general and administrative matters, international expansion, building out our office facilities, and other capital expenditures. We may also use a portion of the net proceeds that we receive to acquire or invest in third-party businesses, products, services, technologies or other assets. However, we do not have any definitive plans, agreements or commitments with respect to any acquisitions or investments at this time.

See the section titled “Use of Proceeds” for additional information.

Voting rights
Shares of Class A common stock are entitled to one vote per share. Shares of Class B common stock are entitled to 10 votes per share.

Holders of our Class A common stock and Class B common stock will generally vote together as a single class, unless otherwise required by law or our articles of incorporation. Each share of our Class B common stock is convertible into one share of our Class A common stock at any time and will convert automatically upon certain transfers and upon the earliest of (1) the date specified by a vote of the holders of not less than a majority of the outstanding shares of Class B common stock, (2) April 26, 2025, and (3) the date the shares of Class B common stock cease to represent at least 15% of all outstanding shares of our common stock.

The holders of our outstanding Class B common stock will hold 75.7% of the voting power of our outstanding capital stock following this offering, and outstanding shares of Class A common stock and Class B common stock held by our directors, executive officers and 5% shareholders, and their respective affiliates, will represent approximately 75.7% of the voting power of our capital stock following this offering. These holders will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change of control transaction. See the sections titled “Selling Shareholders” and “Description of Capital Stock” for additional information.

New York Stock Exchange ticker symbol	“SMAR”
The number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 74,179,772 shares of our Class A common stock and 32,198,631 shares of our Class B common stock outstanding as of April 30, 2019 (without giving effect to the automatic conversion of our Class B common stock into an equivalent number of Class A common stock upon their sale by the selling shareholders in this offering), and excludes:

•
1,172,697 shares of our Class A common stock and 10,612,186 shares of our Class B common stock issuable upon exercise of outstanding options as of April 30, 2019, with a weighted-average exercise price of $7.52 per share;

•	2,181,302 shares of our Class A common stock and 86,667 shares of our Class B common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of April 30, 2019;

•	339,166 shares of our Class A common stock issuable upon the vesting of RSUs granted after April 30, 2019; and

•
14,313,537 shares of our Class A common stock reserved for future issuance under our equity compensation plans, consisting of (1) 11,716,562 shares of Class A common stock reserved for future issuance under our 2018 Equity Incentive Plan, or the 2018 Plan, as of April 30, 2019, and (2) 2,596,975 shares of our Class A common stock reserved for issuance under our 2018 ESPP.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:

•	the automatic conversion of 5,100,000 shares of our Class B common stock into an equivalent number of shares of our Class A common stock upon their sale by the selling shareholders in this offering;

•
the automatic conversion of 710,000 shares of our Class B common stock that may be sold by our selling shareholders in this offering in connection with the exercise of the underwriters' option to purchase additional shares into an equivalent number of shares of Class A common stock;

•	no exercise of outstanding options or settlement of outstanding RSUs after April 30, 2019; and

•	no exercise of the underwriters’ option to purchase up to an additional 1,225,000 shares of our Class A common stock from us and 710,000 of our Class A Common stock from the selling shareholders.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our Class A common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our Class A common stock to decline.
Our management will have broad discretion as to the use of the proceeds from this offering and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Class A common stock to decline.
Sales of a substantial amount of shares of our Class A common stock in the public markets could cause the price of our Class A common stock to decline.
Sales of a substantial number of shares of our Class A common stock into the public market, particularly sales by our directors, executive officers, and principal shareholders, or the perception that these sales might occur, could cause the market price of our Class A common stock to decline. Based on 74,179,772 shares of our Class A common stock and 32,198,631 shares of our Class B common stock outstanding as of April 30, 2019, we will have 87,079,772 shares (89,014,772 shares if the option to purchase additional shares is exercised in full) of our Class A common stock and 27,098,631 shares (or 26,388,631 shares if the option to purchase additional shares is exercised in full) of our Class B common stock outstanding after this offering.
All of the shares of Class A common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, or the Securities Act, except that any shares held by our affiliates, as defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with Rule 144 and any applicable lock-up agreements described below.
In connection with this offering, subject to certain exceptions, including sales pursuant to trading plans established prior to this offering pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we, all of our directors and executive officers, the selling shareholders and certain other shareholders, including entities affiliated with Insight Partners, or Insight, have entered into lock-up agreements with the underwriters pursuant to which we and they agreed not to offer, sell, or agree to sell, directly or indirectly, any shares of Class A common stock or Class B common stock during the period ending on the earlier of (1) 75 days after the date of this prospectus supplement and (2) two full trading days after the public dissemination of our earnings results for the quarter ending July 31, 2019.
When the applicable lock-up periods described above expire, our security holders subject to a lock-up agreement will be able to sell their shares of our Class A common stock in the public market. In addition, the representatives of the underwriters may in their sole discretion release all or some portion of the shares subject to lock-up agreements prior to the expiration of the lock-up period. Sales of a substantial number of such shares upon expiration of the lock-up agreement, or the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.
In addition, as of April 30, 2019, we had options outstanding that, if fully exercised or settled, would result in the issuance of an aggregate of 11,784,883 shares of our Class A common stock and Class B common stock, and RSUs outstanding that, if fully settled, would result in the issuance of an aggregate of 2,267,969 shares of our Class A common stock and Class B common stock. All of the shares of common stock issuable upon the exercise of stock options or settlement of RSUs, and the shares reserved for future issuance under our equity incentive plans, will be registered for public resale under the Securities Act. Accordingly, these shares will be freely tradable in the public market upon issuance subject to existing lock-up or market stand-off agreements and applicable vesting requirements.
Immediately following this offering, certain holders of our Class B common stock have rights, subject to some conditions, to require us to file registration statements for the public resale of the Class A common stock issuable upon conversion of such shares or to include such shares in registration statements that we may file for us or other shareholders.
We may also issue our shares of common stock or securities convertible into shares of our common stock from time to time in connection with a financing, acquisition, investment, or otherwise. Any further issuance could result in substantial dilution to our existing shareholders and cause the market price of our Class A common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement and accompanying prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	the highly competitive nature of work execution software and product introductions, and promotional activity by our competitors and our ability to differentiate our platform and applications;

•	our ability to introduce new and enhanced product offerings and the continued market adoption of our platform;

•	the effect of litigation, complaints or adverse publicity on our business;

•	our ability to attract new customers and expand sales to existing customers;

•	our ability to provide effective customer support;

•	our ability to execute our “land-and-expand” strategy;

•	the security and reliability of our co-location data centers and the public cloud infrastructure that we use;

•	our ability to expand our sales force to address effectively the new industries, geographies and types of organizations we intend to target;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•	our liquidity and working capital requirements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to protect and enhance our brand and intellectual property;

•	the costs related to defending intellectual property infringement and other claims;

•	privacy and data protection laws, actual or perceived privacy or data breaches or other data security incidents, or the loss of data;

•	compliance with, and changes to, federal, state or local laws or regulations;

•	future arrangements with, or investments in, other entities or associations, products, services or technologies; and

•	our use of the net proceeds from this offering.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. The risks described in the section titled “Risk Factors” are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.
This prospectus contains or incorporates by reference statistical data, estimates, and forecasts that are based on independent industry publications or reports or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, is subject to risks and uncertainties, and is subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
You should read this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds to us from our sale of 7,800,000 shares of our Class A common stock in this offering will be approximately $327.5 million, based on the public offering price of $43.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase 1,225,000 additional shares of our Class A common stock from us is exercised in full, we estimate that we will receive additional net proceeds of $51.6 million. We will not receive any proceeds from the sale of Class A common stock by the selling shareholders.
The principal purposes of this offering are to increase our capitalization, facilitate an orderly distribution of shares by the selling shareholders and increase our public float. While we have no specific plans at this time, we may use some of the proceeds that we will receive from this offering for working capital and other general corporate purposes, including expanding our headcount and funding our growth strategies to scale with our business through sales and marketing activities, technology and product development, general and administrative matters, international expansion, building out our office facilities, and other capital expenditures. We may also use a portion of the net proceeds that we receive to acquire or invest in third-party businesses, products, services, technologies, or other assets. However, we do not have any definitive plans, agreements, or commitments with respect to any acquisitions or investments at this time.
We cannot specify with certainty the particular uses of the net proceeds that we will receive from this offering or the amounts we actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending their use as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade investments, money market accounts, bank deposit, or direct or guaranteed obligations of the U.S. government.

SELLING SHAREHOLDERS
The following table sets forth information with respect to the current beneficial ownership of the selling shareholders, the number of shares of Class A common stock being offered by each selling shareholder hereby and information with respect to shares to be beneficially owned by each selling shareholder after completion of this offering.
The number of shares and percentages of beneficial ownership set forth below are based on 74,527,425 shares of our Class A common stock and 32,037,234 shares of our Class B common stock issued and outstanding as of May 31, 2019. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling shareholders. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Smartsheet Inc., 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004.

	Beneficial Ownership Prior to this Offering				% Total Voting Power Before this Offering(+)	Number of Shares Being Offered	Beneficial Ownership After this Offering				% Total Voting Power After this Offering(+)
	Class A		Class B				Class A		Class B
Name of Selling Shareholder	Shares	%	Shares	%			Shares	%	Shares	%
Entities affiliated with Madrona Ventures(1)	—	*	12,867,516	40.2%	32.6%	4,542,599	—	*	8,324,917	30.9%	23.3%
Brent Frei(2)	482,814	*	5,886,227	18.4%	15.0%	557,401	482,814	*	5,328,826	19.8%	15.1%
__________

*	Less than 1%.

+
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to 10 votes per share

(1)
Represents (a) 10,257,237 shares of Class B common stock held by Madrona Venture Fund III, L.P., or Madrona Fund III, (b) 409,756 shares of Class B common stock held by Madrona Venture Fund III-A, L.P., or Madrona Fund III-A, (c) 2,145,836 shares of Class B common stock held by Madrona Venture Fund IV, L.P., or Madrona Fund IV, and (d) 54,687 shares of Class B common stock held by Madrona Venture Fund IV-A, L.P., or Madrona Fund IV-A. Matthew McIlwain, a member of our board of directors, Tom Alberg, Paul Goodrich Tim Porter, Scott Jacobson, and Len Jordan are the managing directors of Madrona III General Partner, LLC, or Madrona III LLC, which is the general partner of Madrona Investment Partners III, L.P., or Madrona Partners III, which in turn is the general partner of each of Madrona Fund III and Madrona Fund III-A. In addition, Messrs. Goodrich, Alberg, McIlwain, Porter, Jacobson, and Jordan are the managing directors of Madrona IV General Partner, LLC, or Madrona IV LLC, which is the general partner of Madrona Investment Partners IV, L.P., or Madrona Partners IV, which in turn is the general partner of each of Madrona Fund IV and Madrona Fund IV-A. Messrs. Goodrich, Alberg, McIlwain, Porter, Jacobson, and Jordan have shared voting and dispositive power over the shares held by Madrona Fund III, Madrona Fund III-A, Madrona Fund IV, and Madrona Fund IV-A. The address of Madrona Venture Group is 999 Third Avenue, 34th Floor, Seattle, Washington 98104.

(2)
Represents (a) 157,814 shares of Class A common stock, (b) 5,736,227 shares of Class B common stock, of which 1,755,805 shares are subject to a pledge agreement to secure certain obligations of Mr. Frei, (c) 25,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of May 31, 2019, (d) 25,000 shares of Class B common stock held by each of the (i) Samantha Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (ii) Sofia Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (iii) Tessa Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (iv) Thomas Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, and (v) Tucker Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, trusts for the benefit of Mr. Frei’s children, and (e) 65,000 shares of Class A common stock held by each of the (i) CC GRAT of 2017, Brent Frei, Trustee, (ii) KF GRAT of 2017, Brent Frei, Trustee, (iii) MF GRAT of 2017, Brent Frei, Trustee, (iv) SD GRAT of 2017, Brent Frei, Trustee, and (v) Frei GRAT of 2017, Brent Frei, Trustee, grantor annuity trusts for the benefit of Mr. Frei.

If the underwriters exercise their option in full to purchase up to an aggregate of 710,000 shares of Class A common stock from the selling shareholders, the total voting power of the entities affiliated with Madrona Ventures and Brent Frei after the completion of this offering will be approximately 36.9%.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Director Compensation
Each of Brent Frei and Matthew McIlwain, a Managing Director of Madrona Ventures, serve as a member of our board of directors. Each of Messrs. Frei and McIlwain received both cash and equity compensation as further described in the section entitled "Non-Employee Director Compensation" in our Definitive Proxy Statement for our 2019 annual meeting of shareholders filed with the SEC on May 1, 2019, which is incorporated by reference herein.
Participation in Our Initial Public Offering
Entities affiliated with Brent Frei, a member of our board of directors, sold an aggregate of 500,000 shares of Class A common stock in our initial public offering at the initial public offering price of $15.00 per share.
Indemnification Agreements
In connection with our initial public offering, we entered into amended and restated indemnification agreements with each of our directors and executive officers, including Brent Frei and Matthew McIlwain. Mr. McIlwain, a member of our board of directors, is a Managing Director of Madrona Ventures.
2017 Tender Offer
In June 2017, we entered into a letter agreement with certain holders of our capital stock pursuant to which we agreed to waive certain transfer restrictions in connection with, and assist in the administration of, a tender offer that such holders proposed to commence. In June 2017, these holders commenced a tender offer to purchase shares of our outstanding capital stock at an as-converted to Class B common stock price per share of $8.3035, less transaction costs, pursuant to an offer to purchase to which we were not a party. Mr. Frei sold shares of our capital stock in the tender offer, which closed in July 2017.
Series F Convertible Preferred Stock Financing
In multiple closings in May and November 2017, we sold an aggregate of 6,334,674 shares of our Series F convertible preferred stock at a purchase price of $8.3035 per share. Entities affiliated with Madrona Ventures purchased 782,802 shares of our Series F convertible preferred stock for an aggregate purchase price of $6,499,996.

DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Class A common stock and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
Our net tangible book value as of April 30, 2019 was approximately $123.9 million, or $1.16 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of April 30, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.
After giving effect to the sale by us of 7,800,000 shares of our Class A common stock at the public offering price of $43.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of April 30, 2019 would have been approximately $451.3 million, or $3.95 per share. This represents an immediate increase in net tangible book value of $2.78 per share to existing shareholders and immediate dilution of $39.55 per share to investors purchasing our Class A common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$43.50
Net tangible book value per share as of April 30, 2019 before giving effect to this offering	$1.16
Increase in net tangible book value per share attributable to investors purchasing our Class A common stock in this offering	2.78
As adjusted net tangible book value per share after this offering		3.95
Dilution per share to investors purchasing our Class A common stock in this offering		$39.55
If the underwriters exercise their option to purchase 1,935,000 additional shares in full, the as adjusted net tangible book value per share of our Class A common stock after giving effect to this offering would be $4.36 per share, and the dilution in net tangible book value per share to investors purchasing Class A common stock in this offering would be $39.14 per share.
The number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 74,179,772 shares of our Class A common stock and 32,198,631 shares of our Class B common stock outstanding as of April 30, 2019 (without giving effect to the automatic conversion of our Class B common stock into an equivalent number of Class A common stock upon their sale by the selling shareholders in this offering), and excludes:

•
1,172,697 shares of our Class A common stock and 10,612,186 shares of our Class B common stock issuable upon exercise of outstanding options as of April 30, 2019, with a weighted-average exercise price of $7.52 per share;

•	2,181,302 shares of our Class A common stock and 86,667 shares of our Class B common stock issuable upon the vesting of RSUs outstanding as of April 30, 2019;

•	339,166 shares of our Class A common stock issuable upon the vesting of RSUs granted after April 30, 2019; and

•
14,313,537 shares of our Class A common stock reserved for future issuance under our equity compensation plans, consisting of (1) 11,716,562 shares of Class A common stock reserved for future issuance under our 2018 Equity Incentive Plan, or the 2018 Plan, as of April 30, 2019, and (2) 2,596,975 shares of our Class A common stock reserved for issuance under our 2018 ESPP.

To the extent that any outstanding equity awards have been or may be exercised or settled, or other shares are issued, investors purchasing our Class A common stock in this offering may experience further dilution. In addition, we may choose to issue additional Class A common stock, or securities convertible into or exchangeable for Class A common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our Class A common stock in this offering.

SHARES ELIGIBLE FOR FUTURE SALE
Future sales of shares of our Class A common stock, or the availability of shares of our Class A common stock for sale, could adversely affect the market price of our Class A common stock prevailing from time to time, and impair our ability to raise capital through the sale of our equity securities.
Upon the completion of this offering, based on the number of shares of our capital stock outstanding as of April 30, 2019, we will have a total of 87,079,772 shares of our Class A common stock outstanding and 27,098,631 shares of our Class B common stock outstanding. Shares of our Class B common stock are convertible into an equivalent number of shares of our Class A common stock and generally convert into shares of our Class A common stock upon transfer.
The outstanding shares of our Class A common stock that are not already freely tradeable are “restricted securities” as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated pursuant to the Securities Act, which rules are summarized below. In addition, all of our executive officers and directors, the selling shareholders as well as certain other shareholders, including Insight, have entered into lock-up agreements with the underwriters in connection with this offering pursuant to which they have agreed, subject to specific exceptions, not to sell any of our stock until the earlier of (1) 75 days following the date of this prospectus, and (2) two full trading days after our release of earnings results for the quarter ended July 31, 2019. As a result of these lock-up agreements and subject to the provisions of Rule 144 or Rule 701, shares will be eligible for future sale in the public market as follows upon the completion of this offering:

•	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market;

•
up to 1,977,145 shares of our Class A common stock may be sold by certain of our directors and officers between the date of this prospectus and the expiration of the lock-up period pursuant to existing trading plans established pursuant to Rule 10b5-1 under the Exchange Act;

•
beginning on the first date following the lock-up period, 28,570,642 additional shares of our Class A common stock (or 27,860,642 shares if the underwriters' option to purchase additional shares is exercised in full) will become eligible for sale in the public market, all of which are held by affiliates and subject to the volume and other restrictions of Rule 144, as described below; and

•
the remainder of our outstanding shares are currently eligible for sale in the public market subject to, in some cases, vesting conditions, and in some other cases, to the volume and other restrictions of Rule 144, as described below.

Lock-Up Agreements
In connection with this offering, we, all of our directors and executive officers, the selling shareholders and certain other shareholders, including Insight, have entered into lock-up agreements with the underwriters, which, subject to certain exceptions described under “Underwriters” below, prohibit them from offering for sale, selling, contracting to sell, pledging, granting any option for the sale of, making any short sale of, transferring or otherwise disposing of any shares of our common stock, stock options, or any security or instrument related to our common stock or stock options until the expiration of the lock-up period, without the prior written consent of the underwriters. These agreements are subject to certain customary exceptions. Pursuant to an exception in the lock-up agreements, certain of our directors and executive officers will be permitted to sell up to 1,977,145 shares of our Class A common stock between the date of this prospectus and the expiration of the lock-up period pursuant to existing trading plans established pursuant to Rule 10b5-1 under the Exchange Act. The representatives of the underwriters may, in their sole discretion, release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. See the section titled “Underwriters” for additional information.

Rule 144
In general, under Rule 144, as currently in effect, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up described above, within any three-month period, a number of shares that does not exceed the greater of:

•	one percent of the number of shares of our Class A common stock then outstanding, which will equal approximately 870,798 shares immediately after this offering; and

•	the average weekly trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.
Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 701
Rule 701 generally allows a shareholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.
Registration Statements
We have filed registration statements on Form S-8 under the Securities Act registering the issuance and sale of all of the shares of our Class B common stock subject to outstanding options and the shares of our Class A common stock reserved for issuance under our equity incentive plans. Accordingly, shares registered under our registration statement on Form S-8 can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates, vesting restrictions and the lock-up restrictions described above and under “Underwriters.”
On June 10, 2019, we filed with the SEC, a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became automatically effective upon filing. Pursuant to the base prospectus, which is part of such registration statement, following the expiration of a lock-up agreement 75 days after the date of the base prospectus, Insight may from time to time offer up to 10,546,609 shares of Class A common stock, together or separately, in one or more offerings, at prices and on the terms that will be determined at time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.
Registration Rights
We have granted demand, Form S-3, and piggyback registration rights to certain of our shareholders to sell our common stock. Registration of the sale of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the related registration statement, except for shares purchased by affiliates. See the section titled “Description of Capital Stock—Registration Rights” in the accompanying base prospectus for additional information.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Class A common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax, and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.
Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons that own, or are deemed to own, more than 5% of our capital stock;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold our Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an applicable financial statement;

•	persons who do not hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and

•	partnerships and other pass-through entities, and investors in such pass-through entities (regardless of their places of organization or formation).
Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

PERSONS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.
For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Class A common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of our Class A common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.
Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Class A common stock.
Distributions
We do not expect to make any distributions on our Class A common stock in the foreseeable future. If we do make distributions on our Class A common stock, however, such distributions made to a Non-U.S. Holder of our Class A common stock will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Class A common stock as described below under the section titled “—Gain on Disposition of Our Class A Common Stock.”
Any distribution on our Class A common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
See also the section titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.
Gain on Disposition of Our Class A Common Stock
Subject to the discussion below under the sections titled “—Backup Withholding and Information Reporting,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our Class A common stock unless (1) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (2) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or (3) we are, or have been, a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder’s holding period in the Class A common stock.
If you are a Non-U.S. Holder described in (1) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons. Corporate Non-U.S. Holders described in (1) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (2) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (3) above, in general, we would be a United States real property holding corporation if U.S. real property interests as defined in the Code and the Treasury Regulations comprised (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our Class A common stock will not be subject to U.S. federal income tax so long as (a) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than 5% of our Class A common stock at all times within the shorter of (1) the five-year period preceding the disposition or (2) the holder’s holding period and (b) our Class A common stock is regularly traded on an established securities market. There can be no assurance that our Class A common stock will qualify as regularly traded on an established securities market.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Class A common stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our Class A common stock.

Backup Withholding and Information Reporting
Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our Class A common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our Class A common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.
Foreign Accounts
In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends and, on or after January 1, 2019, the gross proceeds of a disposition of our Class A common stock, made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITERS
 Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we and the selling shareholders have agreed to sell to them, severally, the number of shares of Class A common stock indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	4,386,000
J.P. Morgan Securities LLC	3,870,000
Jefferies LLC	774,000
William Blair & Company, L.L.C.	774,000
SunTrust Robinson Humphrey, Inc.	774,000
Canaccord Genuity LLC	774,000
Needham & Company, LLC	387,000
Oppenheimer & Co. Inc.	387,000
Stephens Inc.	387,000
D.A. Davidson & Co.	387,000
Total:	12,900,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We and the selling shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,935,000 additional shares of Class A common stock, consisting of 1,225,000 shares of Class A common stock from us and 710,000 shares of Class A common stock from the selling shareholders, at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class A common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,935,000 shares of Class A common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$43.50	$561,150,000	$645,322,500
Underwriting discounts and commissions to be paid by:
Us	$1.41375	$11,027,250	$12,759,094
The selling shareholders	$1.41375	$7,210,125	$8,213,888
Proceeds, before expenses, to us	$42.08625	$328,272,750	$379,828,406
Proceeds, before expenses, to the selling shareholders	$42.08625	$214,639,875	$244,521,113
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.8 million. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $30,000.
The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of Class A common stock offered by them.
Our Class A common stock is listed on The New York Stock Exchange under the trading symbol “SMAR.”
In connection with this offering, we, all of our directors and executive officers, the selling shareholders and certain other shareholders, including Insight, have agreed that, subject to certain exceptions, without the prior written consent of the representatives, we and they will not, during the period ending on the earlier of (1) 75 days after the date of this prospectus supplement and (2) two full trading days after the public dissemination of our earnings results for the quarter ending July 31, 2019:

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly announce the intention to enter into any such transaction;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;
whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply under certain circumstances to our directors, officers and shareholders, including:

•
transactions relating to shares of common stock or other securities acquired in this offering or in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the

Exchange Act is required or voluntarily made during the restricted period in connection with subsequent sales of the Class A common stock or other securities acquired in this offering or in such open market transactions;

•
the sale of shares of Class A common stock pursuant to the underwriting agreement or the disposition of options exercised solely for the sale of shares of Class A common stock pursuant to the underwriting agreement;

•
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (1) as a bona fide gift, or gifts, or for bona fide estate planning purposes; (2) upon death or by will, testamentary document or intestate succession; (3) to an immediate family member or a trust for the direct or indirect benefit of the security holder or one or more immediate family members of the security holder; (4) not involving a change in beneficial ownership; or (5) if the security holder is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust; provided that (1) each donee, distributee or transferee shall sign and deliver a lock-up agreement and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfers, distributions or dispositions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock by a security holder that is a corporation, partnership, limited liability company or other business entity (1) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or managed by or is under common control with such security holder or (2) as part of a distribution, transfer or disposition without consideration by such security holder to its shareholders, partners, members or other equityholders; provided that (1) each distributee or transferee shall sign and deliver a lock-up agreement and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
(1) the receipt of shares of common stock from us upon the exercise of options or the settlement of RSUs granted under a stock incentive plan or other equity award plan described in this prospectus supplement or the documents incorporated by reference herein, or (2) the transfer of shares of common stock or any securities convertible into common stock upon a vesting or settlement event of the securities or upon the exercise of options to purchase the securities or settlement of RSUs on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options or RSUs (and any transfer to us necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting, exercise or settlement whether by means of a “net settlement” or otherwise) so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding options or RSUs (or the common stock issuable upon the exercise or settlement thereof) to us and the cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale other than to us of any shares of common stock relating to options or RSUs, whether to cover the applicable exercise price and/or withholding tax obligations or otherwise; provided that in the case of either (1) or (2), no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with such transfer or disposition within 60 days after the date of this prospectus supplement, and after such 60th day, any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (1) the filing relates to the transfer or disposition described in this paragraph, (2) no shares were sold by the reporting person, and (3) the shares are subject to a lock-up agreement;

•
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (1) such plan does not provide for the transfer of common stock during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

•
the transfer of shares of common stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date of the lock-up agreement; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the transfer, such announcement or filing shall include a statement to the effect that the transfer occurred pursuant to such trading plan pursuant to Rule 10b5-1;

•
transfers of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that the transferee shall sign and deliver a lock-up agreement and provided further, that no filing under Section 16(a) of the Exchange Act is voluntarily made and, if required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and that such transfer occurred by operation of law, court order, or in connection with a divorce settlement, as the case may be;

•
transfers by a security holder of shares of our common stock to us, pursuant to arrangements under which we have the option to repurchase such shares at the lower of cost or fair market value or a right of first refusal with respect to transfers of such shares, in each case upon termination of employment or service of such security holder with us; provided that no filing under Section 16(a) of the Exchange Act is voluntarily made and, if required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares in connection with the repurchase of the security holder’s shares or exercise of our right of first refusal in connection with the termination of the security holder’s service with us pursuant to contractual agreements with us, as applicable;

•
the conversion of shares of our Class B common stock into shares of Class A common stock in accordance with our amended and restated articles of incorporation; provided that any shares of Class A common stock received upon such conversion shall remain subject to the terms of the lock-up agreement; or

•
transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for common stock by a security holder pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of our common stock involving a change of control; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock or security held by the security holder shall remain subject to the terms of the lock-up agreement.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
In the ordinary course of business, we have sold, and may in the future sell, our platform and solutions to one or more of the underwriters or their respective affiliates in arm’s length transactions on market competitive terms.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive or, each, a Relevant Member State an offer to the public of any shares of our Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Class A common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(1)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(3)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Class A common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase any shares of our Class A common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus

Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
Each underwriter has represented and agreed that:

(1)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA), received by it in connection with the issue or sale of the shares of our Class A common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(2)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland.
This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
New Zealand
The shares of Class A common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•
in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Canada
The shares of Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.
Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors, or QII
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred en bloc without subdivision to a single investor.

Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)
a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS
Fenwick & West LLP, Seattle, Washington, has acted as our counsel in connection with this offering and will pass upon the validity of the issuance of the shares of our Class A common stock offered hereby. As of the date of this prospectus supplement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 34,149 shares of our Class B common stock.
Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, is representing the underwriters in connection with this offering.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investors section of our website, which is located at www.smartsheet.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on April 1, 2019, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2019 annual meeting of shareholders filed with the SEC on May 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 filed with the SEC on June 7, 2019; and

•
the description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 23, 2018 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompany prospectus incorporates). Written or oral requests for copies should be directed Smartsheet Inc., Attn: Investor Relations, 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004, telephone number (844) 324-2360. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

PROSPECTUS
Smartsheet Inc.
Class A Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights and Units

From time to time, we or selling security holders may offer our Class A common stock or preferred stock, debt securities, warrants to purchase our Class A common stock, preferred stock or debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. In addition, following the expiration of a lock-up agreement 75 days after the date of this prospectus, the selling security holder explicitly named in this prospectus may from time to time offer up to 10,546,609 shares of our Class A common stock under this prospectus.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our Class A common stock is traded on The New York Stock Exchange under the symbol “SMAR.”
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.
Class A common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us or selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2019

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration process, from time to time, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings, in amounts, at prices, and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. Each time we or selling security holders offer our securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings "Incorporation of Information by Reference" and "Where You Can Find More Information" before buying any of our securities in this offering.
No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
In this prospectus, unless the context otherwise requires, the terms “Smartsheet,” the “Company,” “we,” “us,” and “our” refer to Smartsheet Inc., a Washington corporation.
Smartsheet, the Smartsheet logo, and other registered or common law trade names, trademarks, or service marks of Smartsheet appearing in this prospectus and any accompanying prospectus supplement and the documents incorporated herein by reference are the property of Smartsheet. Trade names, trademarks, and service marks of other companies that are not owned by Smartsheet may appear in this prospectus and the accompanying prospectus supplement and the documents incorporated herein by reference. We do not intend any use or display of other companies’ trade names, trademarks, or service marks in this prospectus to imply a relationship with, or endorsement or sponsorship of Smartsheet by, these other companies. For convenience, use of our trade names, trademarks, or service marks in this prospectus appear without the ™ and ® symbols, but the failure to use any such trade names, trademarks, or service marks herein does not indicate, in any way, that we will not assert our rights, or the rights of the applicable licensor, to these trade names, trademarks, and service marks.

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PROSPECTUS SUMMARY
This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus, the accompanying prospectus supplement and the information incorporated by reference herein and therein carefully, including “Risk Factors” and the financial data and related notes, before making an investment decision.
Company Overview
We empower everyone to improve how they work. We are a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes.
Smartsheet was founded in 2005 with a vision to build a universal application for work management that does not require coding capabilities. Our platform serves as a single source of truth across work processes and fosters accountability and engagement within teams, leading to more efficient decision-making and better business outcomes. Our platform provides a number of solutions that eliminate the obstacles to capturing information, including a familiar and intuitive spreadsheet interface as well as easily customizable forms. Our reporting and automation capabilities further increase speed by reducing time spent on administration and repetitive work. We make it easy for teams to apply business logic to automate repetitive actions using an extensive list of conditions. Business users, with little or no training, can configure and modify our platform to customize workflows to suit their needs. Our familiar and intuitive user interface and functionality allow users to realize the benefits of our platform without changing the behaviors developed using everyday productivity tools.
We deliver our cloud-based software platform through a subscription model. We have a digital sales model for self-service adoption through our website. We employ an efficient inside sales team that utilizes machine learning and lead scoring to respond to and convert other interested users within new and existing organizations. We also have a targeted field sales team dedicated to expanding our presence within existing enterprise relationships where we have identified significant opportunity for growth, and have developed reseller relationships to more efficiently reach international markets. This blended go-to-market model allows us to serve a larger, diverse user base without incurring excessive costs. The breadth of solutions we offer reflects the flexibility our users desire to purchase and use our platform in a way that most closely aligns with their needs and level of adoption.
We were incorporated as Navigo Technologies, Inc. in Washington in June 2005. We changed our name to Smartsheet.com, Inc. in February 2006 and to Smartsheet Inc. in February 2017. Our principal executive offices are located at 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004. Our telephone number is (844) 324-2360. Our website address is www.smartsheet.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.
The Securities We or Selling Security Holders May Offer
With this prospectus, we or selling security holders may offer Class A common stock, preferred stock, debt securities, warrants, subscription rights to purchase our Class A common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. Each time we or selling security holders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we or selling security holders may offer with this prospectus.
Class A Common Stock
We or selling security holders may offer shares of our Class A common stock, no par value per share.
Following the expiration of a lock-up agreement 75 days after the date of this prospectus, entities affiliated with Insight Partners, or Insight, may from time to time offer up to 10,546,609 shares of our Class A common stock under this prospectus, together or separately, in one or more offerings, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. On the date of this prospectus, prior to offering any shares hereunder, Insight beneficially owned 215,602 shares of our Class A common stock and 10,331,007 shares of Class B common stock, representing less than 1% of the 74,527,425 shares of Class A common stock and 32.2% of the 32,037,234 shares of Class B common stock outstanding as of May 31, 2019, respectively. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. See “Description of Capital Stock—Conversion.” If Insight sells all of the shares it is offering under this prospectus it will no longer beneficially own any shares of our Class A common stock or Class B common stock.
Preferred Stock
We or selling security holders may offer shares of our preferred stock, no par value per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into Class A common stock.
Debt Securities
We or selling security holders may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our Class A common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.
We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Warrants
We or selling security holders may offer warrants for the purchase of debt securities, shares of preferred stock or shares of Class A common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.
Subscription Rights
We or selling security holders may offer subscription rights for the purchase of Class A common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.
Units
We or selling security holders may offer units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.
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RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain forward-looking statements. All statements contained in this prospectus and documents incorporated herein by reference, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and documents incorporated herein by reference may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or may not occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or will occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, including funding our growth strategies to scale with our business through sales and marketing activities, technology and product development, general and administrative matters, international expansion, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term and intermediate-term interest-

bearing obligations, investment-grade investments, money market accounts, bank deposit, or direct or guaranteed obligations of the U.S. government.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling security holders.
PLAN OF DISTRIBUTION
We or selling security holders may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If any underwriter is utilized in the sale of the securities being offered by this prospectus, we and, if applicable, any selling security holder, will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We or selling security holders may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
The securities we or selling security holders offer under this prospectus may or may not be listed through The New York Stock Exchange or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us or selling security holders;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us or selling security holders;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.
We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
General
We are authorized to issue 500,000,000 shares of Class A common stock, no par value per share, 500,000,000 shares of Class B common stock, no par value per share, and 10,000,000 shares of undesignated preferred stock, no par value per share. As of May 31, 2019, we had 74,527,425 outstanding shares of Class A common stock, 32,037,234 outstanding shares of Class B common stock, and no outstanding shares of preferred stock.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights
Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of shareholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of shareholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law.
Under Washington law and our amended and restated articles of incorporation, holders of our Class A common stock and holders of our Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•	effect an exchange or reclassification of shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the issued and outstanding shares of the class into a different number of shares of the same class, that would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of our capital stock.
Our amended and restated articles of incorporation provide that shareholders are not entitled to cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our amended and restated articles of incorporation establish a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our amended and restated articles of incorporation provide that the holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our shareholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated articles of incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.
All outstanding shares of Class B common stock will convert automatically into shares of Class A common stock upon the date that is the earliest of (1) the date specified by a vote of the holders of not less than a majority of the outstanding shares of Class B common stock, (2) seven years from the effective date of our initial public offering, and (3) the date that the total number of shares of Class B common stock outstanding cease to represent at least 15% of all outstanding shares of our common stock. Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into Class A common stock, the Class B common stock may not be reissued.
Registration Rights
Certain holders of our Class B common stock, including the selling shareholder named herein, or their permitted transferees, are entitled to rights with respect to the registration of their shares pursuant to the Securities Act. These shares are referred to as registrable securities. Pursuant to the terms of our Amended and Restated Investors’ Rights Agreement dated as of May 19, 2017, as amended by the First Amendment to Amended and Restated Investors’ Rights Agreement dated as of October 26, 2017, or IRA, between us and the holders of these registrable securities, the holders of these registrable securities are entitled to demand registration rights and Form S-3 registration rights. All of the holders of registrable securities are entitled to piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling security holders selected by them with approval by us, such approval shall not be unreasonably withheld, will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.
The registration rights terminate upon the earliest of (1) five years following the completion of our initial public offering; (2) as to each holder of registration rights, when such holder can sell all of such holder’s registrable securities during a three-month period pursuant to Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act; and (3) when the IRA is terminated pursuant to its terms.
Demand Registration Rights
Under the terms of the IRA, if we receive a written request, at any time after six months following the effective date of our initial public offering, from the holders of a majority of the registrable securities, that we file a registration statement pursuant to the Securities Act registering the offering and sale of registrable securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10.0 million, then we will be required to use our best efforts to file as soon as practicable, and in any event no later than 90 days following such request, a registration statement registering the offer and sale of all registrable securities requested to be registered for public resale. We are required to effect only three registrations pursuant to this provision of the IRA, and may postpone the filing of a registration statement for up to 120 days once in any 12-month period if our board of directors determines that the filing would be seriously detrimental to us and our shareholders. We are also not required to effect a demand registration under certain additional circumstances specified in the IRA.
Form S-3 Registration Rights
The holders of registrable securities can request that we register the offer and sale of all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered (net of any underwriters’ discounts or commissions) is at least $1.0 million. We are required to effect no more than two registrations on Form S-3 in any 12-month period, and may postpone the filing of a registration statement on Form S-3 for up to 120 days once in any 12-month period if our board of directors determines that the filing would be seriously detrimental to us and our shareholders. We are not required to file a registration statement on Form S-3 under certain additional circumstances specified in our IRA.

Piggyback Registration Rights
If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization, or stock issuable upon conversion of debt securities. If the total number of securities, including registrable securities, requested by the holders to be included in such offering exceeds the number of securities to be sold (other than by us) that the underwriters determine in their sole discretion is compatible with the success of the offering, then we will be required to include in the offering only that number of securities, including registrable securities, the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be appropriated pro rata among these holders based on the number of registrable securities held by each holder or in such other proportions as mutually agreed to by such holders). However, the number of registrable securities to be registered cannot be reduced below 30% of the total shares covered by the registration statement.
Preferred Stock
Pursuant to our amended and restated articles of incorporation, our board of directors is authorized, subject to limitations prescribed by Washington law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our common stock. As of May 31, 2019, no shares of our preferred stock are issued and outstanding and we have no current plan to issue any shares of preferred stock.
Anti-Takeover Provisions
The provisions of Washington law, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Washington Law
We are subject to the Washington Business Corporations Act, or WBCA, which imposes restrictions on certain transactions between a corporation and certain significant shareholders. The WBCA generally prohibits a “target corporation” (as defined in the WBCA) from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved (1) prior to the time of the acquisition, by a majority of the members of the target corporation’s board of directors or (2) at or subsequent to the acquiring person’s share acquisition time, by a majority of the members of the target corporation’s board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting shares, except for shares beneficially owned by or under the voting control of the acquiring person. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

•
termination of 5% or more of the employees of the target corporation employed in Washington, whether at one time or over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.
After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute or are approved at an annual or special meeting of shareholders by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. As a result, Chapter 23B.19 of the WBCA could have the effect of delaying, deferring, or preventing a change in control.
Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provisions
Our amended and restated articles of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
Dual Class Common Stock
As described above in “—Common Stock—Voting Rights,” our amended and restated articles of incorporation provide for a dual class common stock structure pursuant to which holders of our Class B common stock will have the ability to control the outcome of matters requiring shareholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
Board of Directors Vacancies
Our amended and restated articles of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a shareholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

Classified Board
Our amended and restated articles of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors. See the section titled “Management—Classified Board of Directors” for additional information.
Shareholder Action; Special Meeting of Shareholders
Our amended and restated articles of incorporation and amended and restated bylaws provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chair of our board of directors, our chief executive officer, or our president, thus prohibiting a shareholder from calling a special meeting. Further, under Washington law, shareholders of public companies can act by written consent only by obtaining unanimous written consent in order for the action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may increase the amount of time required to take shareholder action. These provisions might delay the ability of our shareholders to force consideration of a proposal or for shareholders to take any action, including the removal of directors.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Cumulative Voting
Washington law provides that shareholders are entitled to cumulative voting in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders are not entitled to cumulative voting.
Directors Removed Only for Cause
Our amended and restated articles of incorporation provide that shareholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our capital stock.
Supermajority Requirements for Amendments of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Our amended and restated articles of incorporation further provide that the affirmative vote of holders of at least two-thirds of the voting power of all the then outstanding shares of voting stock will be required to amend certain provisions of our amended and restated articles of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. In addition, the affirmative vote of holders of 75% of the voting power of each of our Class A common stock and Class B common stock, voting separately by class, is required to amend the provisions of our amended and restated articles of incorporation relating to the terms of our Class B common stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

Issuance of Undesignated Preferred Stock
Pursuant to our amended and restated articles of incorporation, our board of directors has the authority, without further action by the shareholders to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
Choice of Forum
Our amended and restated articles of incorporation provide that the federal and state courts located within the State of Washington are the exclusive forum for any internal corporate proceedings (as defined in the WBCA).
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.
Listing
Our Class A common stock is quoted on The New York Stock Exchange under the trading symbol “SMAR.”
DESCRIPTION OF DEBT SECURITIES
General
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our Class A common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness.  In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our Class A common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.
Registered Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.  If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Merger, Consolidation or Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•
we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.
The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.
In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including to:

•	provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	provide for certificated debt securities in addition to uncertificated debt securities;

•	comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	appoint a successor trustee under the indenture with respect to one or more series.
From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities.  We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture.  These procedures will allow us either to:

•	defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”) to:

1.	register the transfer or exchange of such debt securities;

2.	replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	compensate and indemnify the trustee; or

4.	maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:

•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.  We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities.  You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates.  If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Shareholders, Officers or Directors
Each indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock, Class A common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Class A common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our Class A common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.
LEGAL MATTERS
Fenwick & West LLP, Seattle, Washington will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 34,149 shares of our Class B common stock.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. Copies of such materials are available to the public from the SEC’s website at www.sec.gov. These filings are also available to the public via our website at www.smartsheet.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on April 1, 2019, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2019 annual meeting of shareholders filed with the SEC on May 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 filed with the SEC on June 7, 2019; and

•
the description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 23, 2018 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Smartsheet Inc., Attn: Investor Relations, 10500 NE 8th St., Suite 1300, Bellevue, Washington 98004, telephone number (844) 324-2360. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

12,900,000 Shares

CLASS A COMMON STOCK

PROSPECTUS SUPPLEMENT

MORGAN STANLEY	J.P. MORGAN	JEFFERIES
WILLIAM BLAIR	SUNTRUST ROBINSON HUMPHREY	CANACCORD GENUITY
NEEDHAM & COMPANY	OPPENHEIMER & CO.	STEPHENS INC.	D.A. DAVIDSON & CO.

June 11, 2019